Cash Accumulation Trust
Annual period ending 09/30/03
File No. 811-4060


SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders


A meeting of the Fund's shareholders of Cash Accumulation Trust was held on September 30, 2003.
The meeting was held for the following purposes:

(1) To approve the election of ten (10) trustees to the Board of Trustees, as follows:
    o David E.A. Carson
    o Robert E. La Blanc
    o Robert F. Gunia
    o Douglas H. McCorkindale
    o Stephen P. Munn
    o Richard A. Redeker
    o Judy A. Rice
    o Robin B. Smith
    o Stephen Stoneburn
    o Clay T. Whitehead

(2) To approve a proposal to permit the manager to enter into, or make material changes to, subadvisory agreements without shareholder approval.

(3)  To permit an amendment to the management contract between PI and the Fund.

(4a) To approve changes to fundamental investment restrictions and policies, relating to: fund diversification.

(4b) To approve changes to fundamental investment restrictions and policies, relating to: issuing senior securities, borrowing money or pledging assets.

(4c) To approve changes to fundamental investment restrictions and policies, relating to: buying and selling real estate.

(4d) To approve changes to fundamental investment restrictions and policies, relating to: buying and selling commodities and commodity contracts.

(4e) To approve changes to fundamental investment restrictions and policies, relating to: fund concentration.

(4f) To approve changes to fundamental investment restrictions and policies, relating to: making loans.

(4g) To approve changes to fundamental investment restrictions and policies, relating to: other investment restrictions, including investing in securities of other investment companies.

(5) To approve amendments to the Fund's articles of incorporation or Declaration of Trust.



The results of the proxy solicitation on the preceding matters were:
For the National Money
Market Series

                                VOTES         VOTES       VOTES
          MATTER                 FOR         AGAINST     WITHHELD   ABSTENTIONS
   ---------------------    -------------   ----------      --          --
(1)David E.A. Carson        169,788,020        --       4,189,654       --
   Robert E. La Blanc       169,601,901        --       4,375,773       --
   Robert F. Gunia          169,598,398        --       4,379,276       --
   Douglas H. McCorkindale  169,861,739        --       4,115,935       --
   Stephen P. Munn          169,858,236        --       4,119,438       --
   Richard A. Redeker       169,794,169        --       4,183,505       --
   Judy A. Rice             169,838,937        --       4,138,737       --
   Robin B. Smith           169,861,739        --       4,115,935       --
   Stephen Stoneburn        169,601,901        --       4,375,773       --
   Clay T. Whitehead        169,842,440        --       4,135,234       --

(2)Subadvisory
    Agreements              128,179,661     39,381,674      --       6,416,339

(3)PI Mgmt Agreement        129,569,667     37,792,974      --       6,615,033

(4a)Fund Diversification     163,776,970      3,677,601      --       6,523,103

(4b)Issuing Senior
    Securities,
    Borrowing Money or
    Pledging Assets         163,447,904      4,024,503      --       6,505,267

(4c)Buying and Selling
    Real Estate             162,321,258      5,132,139      --       6,524,277

(4d)Buying and Selling
    Commodities and
    Commodity Contracts     163,370,349      4,103,537       --      6,503,788

(4e)Fund Concentration       163,384,014      4,069,721       --      6,523,939

(4f)Making Loans             163,028,139      4,399,771       --      6,549,764

(4g)Other Investment
    Restrictions            163,098,432      4,354,115       --      6,525,127

(5) Amendments               132,047,563      36,377,257      --      5,552,854
    to Articles



The results of the proxy solicitation on the preceding matters were:
For the Liquid Assets
Series

                                VOTES         VOTES       VOTES
          MATTER                 FOR         AGAINST     WITHHELD   ABSTENTIONS
   ---------------------    -------------   ----------      --          --
(1)David E.A. Carson        259,184,578        --       5,124,522       --
   Robert E. La Blanc       259,180,544        --       5,128,556       --
   Robert F. Gunia          259,132,726        --       5,176,374       --
   Douglas H. McCorkindale  259,191,932        --       5,117,168       --
   Stephen P. Munn          259,238,522        --       5,070,578       --
   Richard A. Redeker       259,228,509        --       5,080,591       --
   Judy A. Rice             259,110,766        --       5,198,334       --
   Robin B. Smith           259,081,176        --       5,227,924       --
   Stephen Stoneburn        259,224,781        --       5,084,319       --
   Clay T. Whitehead        259,224,782        --       5,084,318       --

(2)Subadvisory
    Agreements              197,213,352     52,300,905      --      14,794,843

(3)PI Mgmt Agreement        198,347,334     50,966,778      --      14,994,988

(4a)Fund Diversification     238,586,960      10,749,785     --      14,972,355

(4b)Issuing Senior
    Securities,
    Borrowing Money or
    Pledging Assets         229,267,436      20,066,419     --      14,975,245

(4c)Buying and Selling
    Real Estate             232,942,049      16,428,947     --      14,938,104

(4d)Buying and Selling
    Commodities and
    Commodity Contracts     233,127,963      16,480,190     --      14,700,947

(4e)Fund Concentration       232,841,635      7,919,797      --      23,547,668

(4f)Making Loans             228,678,861      20,540,912     --      15,089,327

(4g)Other Investment
    Restrictions            229,578,674      11,158,719     --      23,571,707

(5) Amendments               204,092,080      45,375,973     --      14,841,047
    To Articles


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